UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 27, 2014

                                         Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

                                 (303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2014, Whiting Petroleum Corporation (the “Company”) and its subsidiary Whiting Oil and Gas Corporation (“Whiting Oil and Gas”) entered into a Sixth Amended and Restated Credit Agreement with the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto (the “Credit Agreement”). The Credit Agreement will replace Whiting Oil and Gas’ existing credit agreement effective on the closing date (the “Closing Date”) of the Company’s previously announced proposed acquisition (the “Acquisition”) of all of the issued and outstanding common shares of Kodiak Oil & Gas Corp. (“Kodiak”). Whiting Oil and Gas intends to use the credit facilities to provide working capital, to refinance certain existing debt of Kodiak, to pay fees and expenses in connection with the Acquisition and for general corporate purposes.

On and after the Closing Date, the Credit Agreement will provide for a revolving credit facility in an amount up to $2.5 billion and a term loan facility in an amount up to $1.0 billion, in each case subject to an initial borrowing base of $4.5 billion. A portion of the revolving credit facility, in an aggregate amount not to exceed $100 million, may be used to issue letters of credit for the account of Whiting Oil and Gas and other designated subsidiaries of the Company. The revolving credit facility will mature on the fifth anniversary of the Closing Date and the term loan facility will mature on December 31, 2015.

Interest will accrue on revolving loans at Whiting Oil and Gas’ option at either (i) a base rate for a base rate loan, plus a specified margin, where the base rate is defined as the greatest of the prime rate, the federal funds rate plus 0.50% per annum or an adjusted LIBO rate plus 1.00% per annum, or (ii) an adjusted LIBO rate for a Eurodollar loan plus a specified margin. Initially the margin applicable to revolving base rate loans and revolving Eurodollar loans will be determined based on the ratio of outstanding borrowings to the borrowing base. Interest will accrue on term loan borrowings, if any, at Whiting Oil and Gas’ option at either (i) a base rate (as defined above) for a base rate loan plus (A) 1.00% per annum from the Closing Date until the ninetieth day after such date and (B) 1.50% per annum from the ninety-first day after the Closing Date until the term loans are paid in full, or (ii) an adjusted LIBO rate for a Eurodollar loan plus (A) 2.00% per annum from the Closing Date until the ninetieth day after such date and (B) 2.50% per annum from the ninety-first day after the Closing Date until the term loans are paid in full.

Under the Credit Agreement, Whiting Oil and Gas will also incur a commitment fee with respect to the revolving facility on the unused portion of the lesser of the aggregate revolving commitments of the revolving lenders or the borrowing base, which commitment fee initially will be either 0.375% or 0.50% per annum based on the ratio of outstanding borrowings to the borrowing base. In addition, Whiting Oil and Gas will pay a commitment fee at the rate of 0.25% on the average daily unused amount of the term loan facility.

The Credit Agreement contains various restrictive covenants applicable to the Company, Whiting Oil and Gas and certain other subsidiaries of the Company. The Credit Agreement initially requires the Company, as of the last day of any quarter, (i) to maintain a ratio of total debt to EBITDAX (as defined in the Credit Agreement) during the last four quarters not to exceed 4.0 to 1.0 and (ii) to maintain a ratio of consolidated current assets to consolidated current liabilities (in each case as defined in the Credit Agreement) of not less than 1.0 to 1.0.

The obligations of Whiting Oil and Gas under the Credit Agreement will continue to be secured by a first lien on substantially all of Whiting Oil and Gas’ properties included in the borrowing base for the Credit Agreement. The Company will continue to guarantee the obligations of Whiting Oil and Gas under the Credit Agreement and pledge the stock of Whiting Oil and Gas and certain other of the Company’s subsidiaries as security for its guarantee.

At any time during which the Company has an investment grade debt rating from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and the Company has elected, in its discretion, to effect an investment grade rating period, certain security requirements, including the borrowing base requirement, and restrictive covenants will cease to apply, certain other restrictive covenants will become less restrictive, an additional financial covenant will be imposed and the interest rate margin applicable to all revolving borrowings as well as the commitment fee with respect to the revolving facility will be based upon the Company’s debt rating rather than the ratio of outstanding borrowings to the borrowing base.

The Credit Agreement also contains customary events of default. The lenders may declare any outstanding obligations under the Credit Agreement immediately due and payable upon the occurrence of an event of default. In addition, the amount of any outstanding obligations under the Credit Agreement will be immediately due and payable in the event that the Company or any of its subsidiaries that are obligors or guarantors under the Credit Agreement becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law or becomes unable to pay its debts generally as they become due.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

(4.1)

Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding the Company’s future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the ability to obtain shareholder, court and regulatory approval of the Company’s proposed Acquisition; the ability to complete the proposed Acquisition on anticipated terms and timetable; the Company’s and Kodiak’s ability to integrate successfully after the Acquisition and achieve anticipated benefits from the Acquisition; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; declines in oil, NGL or natural gas prices; the Company’s level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of the Company’s exploration and development expenditures; the Company’s ability to obtain sufficient quantities of CO2 necessary to carry out the Company’s enhanced oil recovery projects; inaccuracies of the Company’s reserve estimates or the Company’s assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write downs; risks related to the Company’s level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit agreement; the Company’s ability to generate sufficient cash flows from operations to meet the internally funded portion of the Company’s capital expenditures budget; the Company’s ability to obtain external capital to finance exploration and development operations and acquisitions; federal and state initiatives relating to the regulation of hydraulic fracturing; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal Government that could have a negative effect on the oil and gas industry; the Company’s ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; the Company’s ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on the Company’s results of operations; failure of the Company’s properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from the Company’s oil and gas operations; the Company’s inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing the Company’s oil and gas operations; the Company’s ability to replace its oil and natural gas reserves; any loss of the Company’s senior management or technical personnel; competition in the oil and gas industry in the regions in which the Company operates; risks arising out of the Company’s hedging transactions; and other risks described under the caption “Risk Factors” in the Company’s preliminary proxy statement filed on August 19, 2014, the Company’s Annual Report on Form 10-K for the period ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The Company assumes no obligation, and disclaims any duty, to update the forward-looking statements in this news release.

Important Additional Information and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed Acquisition anticipates that the Company shares will be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Company shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed Acquisition, the Company and Kodiak intend to file relevant materials with the SEC and other governmental or regulatory authorities, including a joint proxy statement/circular. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT WHITING, KODIAK AND THE PROPOSED ACQUISITION. The joint proxy statement/circular and certain other relevant materials (when they become available) and other documents filed by the Company or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Petroleum Corporation, Investor Relations, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 or calling (303) 390-4051 or by written request to Kodiak Oil & Gas Corp., Investor Relations, 1625 Broadway, Suite 250, Denver, Colorado 80202 or calling (303) 592-8075.

Participants in the Solicitation

Whiting, Kodiak and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed Acquisition. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 24, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Kodiak and the number of Kodiak’s ordinary shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10-K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of Whiting, Kodiak and their respective executive officers and directors in the Acquisition by reading the joint proxy statement/circular regarding the Acquisition when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: August 28, 2014	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(4.1)	Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto.